SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013
POLAR PETROLEUM CORP.
(Exact name of Company as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4300 B Street, Suite 505 Anchorage Alaska 99503 (Address of principal executive offices)

Phone: (775) 345-3522
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

           On April 25, 2013, Polar Petroleum Corp., a Nevada corporation (the “Company”) entered into Advisor to the Board Agreements (the “Advisory Board Agreements”) by and among the Company, David Gross (Mr. Gross), and Donald Brizzolara (Mr. Brizzolara) with an effective date of April 22, 2013, pursuant to which Mr. Gross, and Mr. Brizzolara, will join the Company’s Board of Advisors, until terminated by either party. Mr. Gross, will be our Head of Alaskan Explorations, and Mr. Brizzolara will be our Chief Geological Advisor.  Mr. Gross, and Mr. Brizzolara, shall serve on our Board of Advisors and will present at the Advisory Board Meetings for compensation of Two Hundred Fifty Thousand (250,000) restricted shares of the Company’s common stock per year of service that will be issued on a quarterly basis of Sixty Two Thousand Five Hundred (62,500) restricted shares for each quarter served in arrears. In addition, Mr. Gross, and Mr. Brizzolara, will be compensated One Thousand ($1,000) dollars per day for services as required, per the terms and conditions of those certain Advisory Board Agreements.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which are filed as Exhibits 10.1 and 10.2 hereto and is incorporated herein by this reference.

Item 2.03 Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  Reference is made to the issuance of the shares of restricted Company common stock to Mr. Gross, and Mr. Brizzolara as described under Item 1.01 above.  The issuance of the shares will be conducted by the Company in reliance upon the exemption from registration provided by Section 4(2) and upon Regulation S of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

10.1	Advisory Board Agreement between Polar Petroleum, Corp., and David Gross dated April 25, 2013.
10.2	Advisory Board Agreement between Polar Petroleum, Corp., and Donald Brizzolara dated April 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	POLAR PETROLEUM CORP.

	By:	/s/ Daniel Walker
Daniel Walker
President & CEO